Exhibit 10-3

SECOND AMENDMENT
TO CREDIT AGREEMENT

THIS SECOND AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) is dated as of August 11, 2011 and is entered into by and among AGL CAPITAL CORPORATION, a Nevada corporation (the “Borrower’’), AGL RESOURCES INC., a Georgia corporation (“Holdings”), and WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent (“Administrative Agent”), acting with the consent of the Required Lenders, and is made with reference to that certain CREDIT AGREEMENT dated as of September 15, 2010 by and among the Borrower, Holdings, as Guarantor, the Lenders party thereto, the Administrative Agent and the other Agents named therein, as amended by the First Amendment to Credit Agreement dated as of December 21, 2010 by and among the Borrower, Holdings, as Guarantor, the Administrative Agent and the Required Lenders party thereto (the “Credit Agreement”).  Capitalized terms used herein without definition shall have the same meanings herein as set forth in the Credit Agreement after giving effect to this Amendment.

RECITALS

WHEREAS, the Loan Parties have requested that the Required Lenders agree to amend certain provisions of the Credit Agreement as provided for herein; and

WHEREAS, subject to certain conditions, the Required Lenders are willing to agree to such amendments relating to the Credit Agreement.

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:

SECTION I.	AMENDMENTS TO CREDIT AGREEMENT

1.1	Amendments to Section 1: Definitions.

Section 1.1 of the Credit Agreement is hereby amended by adding the following definitions in proper alphabetical sequence:

“Note Purchase Agreement”: that certain Note Purchase Agreement, anticipated to be entered into on or about August 2011, among the Borrower, Holdings and the respective purchasers named therein pursuant to which the Borrower will issue the Private Placement Notes.

“Private Placement Notes”: the senior notes to be issued pursuant to, and governed by, the Note Purchase Agreement.

1.2	Amendments to Section 6.9.

Section 6.9 of the Credit Agreement is hereby amended by replacing the phrase “and Virginia Natural Gas, Inc.” with the following phrase “, Virginia Natural Gas, Inc. and after the Nicor Merger, Northern Illinois Gas Company.”

1.3	Amendments to Schedule 7.8.

Schedule 7.8 of the Credit Agreement is hereby amended by inserting the following language after item number 18 thereof:

“19.
Note Purchase Agreement, anticipated to be entered into on or about August 2011, among the Borrower, Holdings and the respective purchasers named therein pursuant to which the Borrower will issue the Private Placement Notes.”

SECTION II.	CONDITIONS TO EFFECTIVENESS

This Amendment shall become effective as of the date hereof only upon the satisfaction of all of the following conditions precedent (the date of satisfaction of such conditions being referred to herein as the “Second Amendment Effective Date”):

A. Execution. The Administrative Agent shall have received (i) a counterpart signature page of this Amendment duly executed by each of the Loan Parties and (ii) consent and authorization from the Required Lenders to execute this Amendment on their behalf.

B. Other Fees.  The Administrative Agent shall have received all other fees and other amounts due and payable on or prior to the Second Amendment Effective Date to the extent invoiced in reasonable detail, including, without limitation, reimbursement or other payment of reasonable out-of-pocket expenses required to be reimbursed or paid by the Borrower hereunder or any other Loan Document.

C. Necessary Consents. Each Loan Party shall have obtained all material consents necessary in connection with the transactions contemplated by this Amendment.

D. Other Documents.  The Administrative Agent and the Lenders shall have received such other documents, information or agreements regarding the Loan Parties as the Administrative Agent may reasonably request.

SECTION III.	REPRESENTATIONS AND WARRANTIES

In order to induce the Lenders to enter into this Amendment and to amend the Credit Agreement in the manner provided herein, each Loan Party which is a party hereto represents and warrants to each Lender that the following statements are true and correct in all material respects:

A. Existence.  Each Loan Party is organized, validly existing and in good standing under the laws of the jurisdiction of its organization.

B. Power; Execution; Enforceable Obligations.

(a) Each Loan Party has the corporate power and authority, and the legal right, to make, deliver and perform its obligations under this Amendment, the Credit Agreement (as amended by and/or consented to under this Amendment, the “Amended Agreement”) and the other Loan Documents to which it is a party and, in the case of the Borrower, to obtain extensions of credit under the Amended Agreement.  Each Loan Party has taken all necessary organizational action to authorize the execution, delivery and performance of this Amendment, the Amended Agreement and the other Loan Documents to which it is a party and, in the case of the Borrower, to authorize the extensions of credit on the terms and conditions of the Amended Agreement.

(b) This Amendment has been duly executed and delivered on behalf of each Loan Party party thereto.

(c) Each of this Amendment, the Amended Agreement and each other Loan Document constitutes, a legal, valid and binding obligation of each Loan Party party thereto, enforceable against each such Loan Party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

C. No Conflict.  The execution and delivery by each Loan Party of this Amendment and the performance by each Loan Party of the Amended Agreement and the other Loan Documents do not and will not (i) violate (A) any provision of any law, statute, rule or regulation, or of the certificate or articles of incorporation or partnership agreement, other constitutive documents or by-laws of Holdings or the Borrower or (B) any applicable order of any court or any rule, regulation or order of any Governmental Authority, (ii) be in conflict with, result in a breach of or constitute (alone or with notice or lapse of time or both) a default under any Contractual Obligation of the applicable Loan Party, where any such conflict, violation, breach or default referred to in clause (i) or (ii) of this Section III.C., individually or in the aggregate could reasonably be expected to have a Material Adverse Effect, (iii) except as permitted under the Amended Agreement, result in or require the creation or imposition of any Lien upon any of the properties or assets of each Loan Party (other than any Liens created under any of the Loan Documents in favor of Administrative Agent on behalf of Lenders), or (iv) require any approval of stockholders or partners or any approval or consent of any Person under any Contractual Obligation of each Loan Party, except for such approvals or consents which will be obtained on or before the Second Amendment Effective Date and except for any such approvals or consents the failure of which to obtain will not have a Material Adverse Effect.

D. Governmental Consents.  No action, consent or approval of, registration or filing with or any other action by any Governmental Authority is or will be required in connection with the execution and delivery by each Loan Party of this Amendment and the performance by the Borrower and Holdings of the Amended Agreement and the other Loan Documents, except for such actions, consents and approvals the failure to obtain or make which could not reasonably be expected to result in a Material Adverse Effect or which have been obtained and are in full force and effect.

E. Incorporation of Representations and Warranties from Credit Agreement. The representations and warranties contained in Section 4 of the Amended Agreement are and will be true and correct in all material respects on and as of the Second Amendment Effective Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true and correct in all material respects on and as of such earlier date.

F. Absence of Default.  No event has occurred and is continuing or will result from the consummation of the transactions contemplated by this Amendment that would constitute an Event of Default or a Default.

G. Release of Claims.  No Loan Party has any knowledge of any claims, counterclaims, offsets or defenses to or with respect to its obligations under the Loan Documents, or if such Loan Party has any such claims, counterclaims, offsets or defenses to the Loan Documents or any transaction related to the Loan Documents, the same are hereby waived, relinquished and released in consideration of the execution of this Amendment.

SECTION IV.	ACKNOWLEDGMENT AND CONSENT

Holdings hereby acknowledges that it has reviewed the terms and provisions of the Credit Agreement and this Amendment and consents to the amendment of the Credit Agreement effected pursuant to this Amendment.  Holdings hereby confirms that each Loan Document to which it is a party or otherwise bound will continue to guarantee to the fullest extent possible in accordance with the Loan Documents the payment and performance of all “Obligations” under each of the Loan Documents to which it is a party (in each case as such terms are defined in the applicable Loan Document).

Holdings acknowledges and agrees that any of the Loan Documents to which it is a party or otherwise bound shall continue in full force and effect and that all of its obligations thereunder shall be valid and enforceable and shall not be impaired or limited by the execution or effectiveness of this Amendment.  Holdings represents and warrants that all representations and warranties contained in the Amended Agreement and the Loan Documents to which it is a party or otherwise bound are true and correct in all material respects on and as of the Second Amendment Effective Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true and correct in all material respects on and as of such earlier date.

Holdings acknowledges and agrees that (i) notwithstanding the conditions to effectiveness set forth in this Amendment, the consent of Holdings is not required by the terms of the Credit Agreement or any other Loan Document in order to effect the amendments to the Credit Agreement effected pursuant to this Amendment and (ii) nothing in the Credit Agreement, this Amendment or any other Loan Document shall be deemed to require the consent of Holdings to any future amendments to the Credit Agreement.

SECTION V.	MISCELLANEOUS

A. Reference to and Effect on the Credit Agreement and the Other Loan Documents.

(i) On and after the Second Amendment Effective Date, each reference in the Credit Agreement to “this Amendment”, “hereunder”, “hereof”, “herein” or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to the “Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement shall mean and be a reference to the Credit Agreement as amended by this Amendment.

(ii) Except as specifically amended by this Amendment, the Credit Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.

(iii) The execution, delivery and performance of this Amendment shall not constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of any Agent or Lender under, the Credit Agreement or any of the other Loan Documents.

B. Headings.  Section and Subsection headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose or be given any substantive effect.

C. Applicable Law.  THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THEREOF.

D. Counterparts.  This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

BORROWER:	AGL CAPITAL CORPORATION

By:  /s/Paul R. Shlanta
Name: Paul R. Shlanta
Title:   President

HOLDINGS:	AGL RESOURCES INC.

By:  /s/Andrew W. Evans
        Name: Andrew W. Evans
        Title:   Executive Vice President and Chief Financial Officer

WELLS FARGO BANK, NATIONAL ASSOCIATION as Administrative Agent

      By: /s/Allison Newman
           Name: Allison Newman
           Title:   Director

Bank of America, N.A., as a Lender

      By: /s/Mike Mason
           Name: Mike Mason
           Title:   Director

SunTrust Bank, as a Lender

      By: /s/Andrew Johnson
           Name: Andrew Johnson
           Title:   Director

The Bank of Tokyo-Mitsubishi UFJ, Ltd., as a Lender

      By: /s/Alan Reiter
           Name: Alan Reiter
           Title:   Vice President

JPMorgan Chase Bank, N.A., as a Lender

      By: /s/Helen D. Davis
           Name: Helen D. Davis
           Title:   Authorized Officer

Morgan Stanley Bank, N.A., as a Lender

      By: /s/Scott Taylor
           Name: Scott Taylor
           Title:   Authorized Signatory

The Royal Bank of Scotland plc, as a Lender

      By: /s/Brian D. Williams
           Name: Brian D. Williams
           Title:   Authorised Signatory

Goldman Sachs Bank USA, as a Lender

      By: /s/Rick Canonico
           Name: Rick Canonico
           Title:   Authorised Signatory

Deutsche Bank AG New York Branch, as a Lender

      By: /s/John S. McGill
           Name: John S. McGill
           Title:   Director

      By: /s/Ming K. Chu
           Name: Ming K. Chu
           Title:   Vice President

The Bank of Nova Scotia, as a Lender

      By: /s/Thane Rattew
           Name: Thane Rattew
           Title:   Managing Director

U.S. Bank National Association, as a Lender

      By: /s/Michael T. Sagges
           Name: Michael T. Sagges
           Title:   Vice President

Credit Agricole Corporate and Investment Bank, as a Lender

      By: /s/Darrell Stanley
           Name: Darrell Stanley
           Title:   Managing Director

      By: /s/Michael Willis
           Name: Michael Willis
           Title:   Managing Director

The Bank of New York Mellon, as a Lender

      By: /s/John N. Watt
           Name: John N. Watt
           Title:   Vice President

The Northern Trust, as a Lender

      By: /s/Kathryn Reuther
           Name: Kathryn Reuther
           Title:   Vice President